SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

PRGX GLOBAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRGX GLOBAL, INC.

600 GALLERIA PARKWAY

SUITE 100

ATLANTA, GEORGIA 30339

(770) 779-3900

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

May 25, 2012

To our Shareholders,

This Supplement is being made available to our shareholders on or about May 25, 2012 and amends and supplements our proxy statement dated May 2, 2012 (the “Proxy Statement”) delivered in connection with the 2012 Annual Meeting of Shareholders of PRGX Global, Inc. (the “Company”) to be held at the Company’s offices, 600 Galleria Parkway, Atlanta, Georgia 30339, on Tuesday, June 19, 2012, at 9:00 a.m. (the “2012 Annual Meeting”).

As previously reported in a press release dated May 23, 2012, William C. Copacino, a member of the Company’s Board of Directors, passed away on May 17, 2012. Mr. Copacino was standing for election at the 2012 Annual Meeting as a Class I director. The Board does not intend to nominate a substitute nominee to replace Mr. Copacino in connection with the 2012 Annual Meeting.

In addition, we are filing this Supplement to correct a statement included in “Proposal 4: Amendment to the 2008 Equity Incentive Plan” in the Proxy Statement. On page 12 of the Proxy Statement, in order to address any shareholder concerns regarding Proposal 4, we have included a commitment limiting the amount of equity awards that we intend to make over the next three fiscal years. For purposes of calculating the number of shares granted in a fiscal year with respect to this commitment, the Proxy Statement on page 12 incorrectly states that “shares issued pursuant to awards other than options or SARs (as defined below) will count as 1.41 shares.” This Supplement amends and replaces the above sentence in the Proxy Statement in its entirety with the following:

“For purposes of calculating the number of shares granted in a fiscal year with respect to the commitment, shares issued pursuant to awards other than options or SARs (as defined below) will count as 1.5 shares.”

The Board of Directors recommends a vote FOR Proposal 4: Amendment to the 2008 Equity Incentive Plan.

Voting Information and Procedures

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. If you wish to change your vote before it is tabulated at the meeting, you may revoke your proxy by:

•	delivering to the Secretary of the Company a written notice of revocation dated later than the date of the proxy;

•	executing and delivering to the Secretary a subsequent proxy relating to the same shares; or

•

attending the 2012 Annual Meeting and voting in person, unless you are a street name holder without a legal proxy, as explained below. Attending the meeting will not in and of itself constitute revocation of a proxy.

Shareholders who hold shares in “street name” (e.g., in a bank or brokerage account) must obtain a legal proxy form from their bank or broker to attend and vote at the meeting. You will need to bring the legal proxy with you to the meeting, or you will not be able to attend or vote at the meeting.

This Supplement updates the Proxy Statement only as described above. There are no other changes to the Proxy Statement and all information set forth in the Proxy Statement, as revised by this Supplement, should be considered in casting your vote by proxy or in person at the 2012 Annual Meeting.

Sincerely,

/s/ Victor A. Allums
Victor A. Allums Senior Vice President, Secretary and General Counsel

This Supplement, the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2011 are available at www.prgx.com/proxy.